Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COCA-COLA PLAZA

ATLANTA, GEORGIA

J. Alexander M. Douglas, Jr. President, Coca-Cola North America	P. O. Box 1734 Atlanta, GA 30301 ______ 404 676-4421 Fax 404-598-4421

June 22, 2017

J. Frank Harrison III

Chairman and Chief Executive Officer

Coca-Cola Bottling Co. Consolidated

4100 Coca-Cola Plaza

Charlotte, NC  28211

Re:	Amendment to Upfront Purchase Price Adjustment for Transfer Sales Return Letter Agreement

Dear Frank,

Reference is made to that certain letter agreement, dated as of March 31, 2017 (the “TSR Letter Agreement”), by and between The Coca‑Cola Company, a Delaware corporation (“Company”), and Coca-Cola Bottling Co. Consolidated, a Delaware corporation (“Bottler”), regarding certain valuation adjustments agreed to by Company and Bottler and certain credits or payments to be made by Company to Bottler in connection with (a) Bottler’s acquisition of production facilities from Coca‑Cola Refreshments USA, Inc., a Delaware corporation and a wholly-owned subsidiary of Company (“CCR”), and (b) the conversion to the RMA (as defined therein) of the bottle contracts authorizing Bottler to manufacture, produce and package certain Company‑owned and –licensed beverage products at its legacy production facilities.  Capitalized terms used and not otherwise defined in this letter agreement have the respective meanings ascribed to such terms in the TSR Letter Agreement.

This letter agreement sets forth the mutual agreement of Company and Bottler that the TSR Letter Agreement is hereby amended by deleting the sixth paragraph thereof in its entirety and replacing such paragraph with the following:

The Legacy Facility Credit for Bottler will be calculated by Company following the date hereof in accordance with the formula Legacy Facility Credit = [X]/[Y], where “[X]” is the pre-tax annual return earned by Bottler on historical sales of Authorized Covered Beverages produced at the Legacy Facilities (the “Exports Return”), net of the cost difference to Bottler under

Classified – Confidential

the pricing set forth in the RMA for Bottler’s purchases for distribution in the First-Line Territory of Authorized Covered Beverages produced by other Regional Producing Bottlers (the “Imports Cost Difference”), and “[Y]” is [***].  For purposes of the foregoing formula, (a) the Exports Return will be an amount equal to (i) Bottler’s annual net revenue on sales to other U.S. Coca-Cola Bottlers of Authorized Covered Beverages produced at the Legacy Facilities (calculated as Bottler’s historic price by SKU in 2016 for such sales after any applicable deducts, credits, or other adjustments provided to the buyer multiplied by Bottler’s annual sales volume by SKU for all such transfer sales), less (ii) Bottler’s actual manufacturing cost of goods (calculated as Bottler’s actual manufacturing cost of goods per physical case in accordance with the NPSG Standardized Methodology (as defined below) multiplied by Bottler’s annual sales volume by SKU for all such transfer sales), less (iii) Bottler’s centrally managed production expenses (calculated based on the per case rate agreed by Company and Bottler multiplied by Bottler’s 2016 annual sales volume by SKU for all such transfer sales), less (iv) Bottler’s actual freight cost for such sales (calculated per physical case in accordance with the NPSG Standardized Methodology (as defined below) multiplied by Bottler’s annual sales volume by SKU for all such transfer sales); and (b) the Imports Cost Difference will be an amount equal to the sum of (i) (A) the difference between the historic price for Authorized Covered Beverages purchased by Bottler from other applicable Regional Producing Bottlers’ Expansion Facilities under the Finished Goods Supply Agreements between CCR and Bottler in effect during 2016 and the actual manufacturing costs of such Authorized Covered Beverages (calculated in accordance with the NPSG Standardized Methodology), multiplied by (B) the volume of Authorized Covered Beverages by applicable SKU purchased in 2016 by Bottler for distribution in its legacy territory from other Regional Producing Bottlers’ Expansion Facilities, plus (ii) (A) the difference between the historic price by SKU in 2016 charged to Bottler by other Regional Producing Bottlers for Authorized Covered Beverages in Bottler’s legacy distribution territory and the actual manufacturing costs of such Authorized Covered Beverages purchased by Bottler from such other Regional Producing Bottlers’ legacy facilities (calculated in accordance with the NPSG Standardized Methodology), multiplied by (B) the volume of Authorized Covered Beverages by applicable SKU purchased by Bottler in 2016 for distribution in its legacy territory from other Regional Producing Bottlers’ legacy facilities.  As used herein, “NPSG Standardized Methodology” means the standardized methodology determined by the NPSG to calculate [***]. Bottler acknowledges that Bottler’s historical financial data is necessary to compute the Legacy Facility Credit described above and that such data is subject to review and validation by the Company prior to the payment of any Legacy Facility Credit.

Classified – Confidential

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Except as expressly set forth in this letter agreement, all terms of the TSR Letter Agreement shall continue in full force and effect.

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Classified – Confidential

Very truly yours,

/s/ J. A. M. Douglas, Jr.

J. Alexander M. Douglas, Jr.

President, Coca-Cola North America

Agreed to and Accepted
as of the date first written above:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ James E. Harris

     Name:  James E. Harris

     Title:    Executive Vice President